EXHIBIT 99.1

Midland States Bancorp Appoints Sherina Maye Edwards to Board of Directors

EFFINGHAM, Ill., June 10, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) announced today that Sherina Maye Edwards has been appointed to the Board of Directors of the Company and Midland States Bank. Ms. Edwards is the Chief Strategy Officer of MasTec, Inc. (NYSE: MTZ), a leading infrastructure construction company operating mainly throughout North America across a range of industries. Most recently, she was the President and CEO of INTREN, a subsidiary of MasTec. With the addition of Ms. Edwards, the Company’s Board of Directors now has 11 members, with 10 of the directors classified as independent.

“We are very pleased to add Sherina to our Board of Directors,” said Jeffrey C. Smith, Chairman of the Board of the Company. “Sherina led a very successful, growing company in a highly regulated industry and now is overseeing the operational strategy of a portfolio of eight companies. She also has exceptional experience in both the public and private sectors. She possesses a unique combination of expertise and experience that we believe will be a valuable addition to the Board.”

Ms. Edwards is nationally recognized as a leader in the utility and energy sector. As Chief Strategy Officer, she leads the evolution of the Power Delivery segment with strategic planning, integration and alignment across all entities and acceleration of business results to drive growth and profitability. She is a former Commissioner of the Illinois Commerce Commission and was appointed by President Barack Obama and U.S. Secretary of Transportation Anthony Foxx as Co-Chair of the U.S. Department of Transportation’s Voluntary Information-Sharing System Working Group. Prior to joining INTREN, Ms. Edwards practiced law as an energy attorney and partner at Quarles & Brady in Chicago. Ms. Edwards holds a B.A. in Psychology from Spelman College and a Juris Doctorate from Howard University School of Law.

Sherina Maye Edwards

Sherina Maye Edwards Appointed to Board of Directors of Midland States Bancorp

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2022, the Company had total assets of approximately $7.34 billion, and its Wealth Management Group had assets under administration of approximately $4.04 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/ee1de986-8213-4c95-a8b2-f83f06dc37db